                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on  Form  N-1A of our  report  dated  May 8,  2000,  relating  to the financial statements and financial highlights which appear in the March 31, 2000
Annual Report to Shareholders of the Short Term Government  Fund, the GNMA Fund,
Capital Preservation Fund, Government Agency Fund,  Inflation-Adjusted  Treasury
Fund,  Short Term Treasury Fund,  Intermediate  Term Treasury Fund, and the Long
Term Treasury fund which is also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial
Highlights",  "Experts", "Independent Accountants" and "Financial Statements" in
such Registration Statement.

/*/PricewaterhouseCoopers LLP

Kansas City, MO
July 24, 2000